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                                                                     EXHIBIT 7.1






                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated September 10, 1999, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.


Date: September 10, 1999                 THE MARCOS A. AND SONYA NANCE
                                         RODRIGUEZ CHILDREN'S TRUST NO. 2



                                         By:   /s/ James L. Anderson
                                            ------------------------------------
                                         James L. Anderson
                                         Trustee



Date: September 10, 1999

                                         /s/ James L. Anderson
                                         ---------------------------------------
                                         JAMES L. ANDERSON